EXHIBIT E

FORM OF MONEY MARKET QUOTE REQUEST

Date:  ___________, _____
To:	BNP Paribas, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain 364 Day Credit Agreement, dated as of March 3, 2010 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Toyota Motor Credit Corporation, a California corporation, Toyota Motor Finance (Netherlands) B.V., a corporation organized under the laws of the Netherlands, Toyota Financial Services (UK) PLC, a corporation organized under the laws of England, Toyota Leasing GmbH, a corporation organized under the laws of Germany, Toyota Credit de Puerto Rico Corp., a corporation organized under the laws of Puerto Rico, Toyota Credit Canada Inc., a corporation organized under the laws of Canada, Toyota Kreditbank GmbH, a corporation organized under the laws of Germany, the Lenders from time to time party thereto, BNP Paribas, as Administrative Agent, Swing Line Agent and Swing Line Lender, BNP Paribas Securities Corp., Citigroup Global Markets Inc., Banc of America Securities LLC and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Joint Lead Arrangers and Joint Book Managers, Citibank, N.A. and Bank of America, N.A. as Swing Line Lenders and Citibank, N.A., Bank of America, N.A. and The Bank of Tokyo-Mitsubishi UFJ, Ltd. as Syndication Agents.

The undersigned hereby requests Money Market Quotes for (select one):

___ Money Market Absolute Rate for	___ Money Market Margin for
Money Market Absolute Rate Loans	Money Market LIBOR Loans

1.           On  ____________________________ (a Business Day).

2.           In the amount of US$  ______________.

3.           For an Interest Period of  _____________________.

The Money Market Loans for which Money Market Quotes are requested herein would comply with the proviso to the first sentence of Section 2.3(a) of the Agreement.

[TOYOTA MOTOR CREDIT CORPORATION]
[TOYOTA MOTOR FINANCE (NETHERLANDS) B.V.]
[TOYOTA FINANCIAL SERVICES (UK) PLC]
[TOYOTA KREDITBANK GMBH]
[TOYOTA LEASING GMBH]

[as Borrowers’ Representative for]

E-1
Form of Money Market Quote Request

[TOYOTA MOTOR CREDIT CORPORATION]
[TOYOTA CREDIT DE PUERTO RICO CORP.]

By:  ________________________________

Name:  ______________________________

Title: _______________________________

E-2
Form of Money Market Quote Request